CERTIFICATE OF INCORPORATION

                                       OF

                               AVTR SYSTEMS, INC.


             1. Name. The name of the Corporation is


                               AVTR SYSTEMS, INC.


             2. Principal Office and Registered Agent. The location of the principal office of the Corporation in the State of Delaware is at 410 South State Street, City of Dover, County of Kent. The registered agent at this address is Corporate Filing Service, Inc.

             3. Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

             4. Capital Stock. The Corporation shall have authority to issue a total of 200 shares Of capital stock, without par value, all of which shares shall be one class and shall be designated as common stock.

             5. Incorporator. The name and mailing address of the incorporator is as follows:

                              Herbert L. Cohen, Esq.
                              104 East 40th Street
                              Suite 602
                              New York, New York 10016

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             6. Number and Classes of Directors. The number of directors of the
Corporation shall be fixed from time to time by its by-laws and may be increased or decreased as therein provided.

             7. Duration. The Corporation is to have perpetual existence.

             8. Powers of Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                To make, alter, or repeal the by-laws of the Corporation.

                To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

                To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

             By a majority of the whole board, to designate one or more committees, such committees to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a

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committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the Corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

             The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified

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by the vote of the holders of a majority of the, stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be valid and as binding upon tire Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation. whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

             When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the Corporation.

             In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however,

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that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

             9. Place of Meetings. Meetings of the stockholders may be held within or without the State of Delaware as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

             10. Right to Amend. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

             11. Indemnification of Officers, Directors, Employees and Agents. The Corporation shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

             12. Compromise or Arrangement. Whenever a compromise

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or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or a class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If the majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

             THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant

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to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true and accordingly has caused this certificate to be executed on its behalf this 21st day of February, 1986.



                                                     /s/ Herbert L. Cohen
                                                     ---------------------------
                                                         SOLE INCORPORATOR




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